                                   Exhibit 24
                                   ----------

                                POWER OF ATTORNEY
                                -----------------

         The undersigned hereby constitutes and appoints Gavin Thomson, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such persons' name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of ACT Teleconferencing, Inc. regarding the ACT TELECONFERENCING, INC. EMPLOYEE STOCK PURCHASE PLAN OF 1998 and ACT TELECONFERENCING, INC. STOCK OPTION PLAN OF 1996, as amended, to be filed in June 1998 and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                            /s/ Ronald J. Bach
                                            ---------------------------
                                            Ronald J. Bach


                                            /s/ James F. Seifert
                                            ---------------------------
                                            James F. Seifert


                                            /s/ Carolyn R. Van Eeckhout
                                            ---------------------------
                                            Carolyn R. Van Eeckhout


                                            /s/ Donald L. Sturtevant
                                            ---------------------------
                                            Donald L. Sturtevant

                                  EXHIBIT 4.6

                           ACT TELECONFERENCING, INC.
                      STOCK OPTION PLAN OF 1996, AS AMENDED


                  1. Purpose. The purpose of this Stock Option Plan of 1996 (the "Plan") is to enhance stockholder investment by attracting, retaining, and motivating directors, officers, all employees, and consultants of ACT Teleconferencing, Inc. (the "Company"), and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company.

                  2. Administration.

                     (a) General. This Plan shall be administered by a Personnel and Compensation Committee made up of two or more directors of the Company (the "Committee") appointed by the Company's Board of Directors (the "Board"). The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any option under this Plan. Unless the entire Board shall constitute the Committee, no director shall serve as a member of the Committee unless such director shall be a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

                     (b)  Indemnification. To the full extent permitted by law,
         (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder and (ii) the members of the Committee and each person to whom the Committee delegates authority under this Plan shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

                  3. Shares. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, no par value ("Shares," and each individually a "Share"), and they shall not exceed 800,000 Shares in the aggregate, subject to adjustment as provided in paragraph 13, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

                  4. Eligible Participants. For purposes of this Plan, any person, including an officer or director of the Company, who is employed by the Company or a parent or subsidiary thereof is referred to herein as an "Employee," and any person or entity, including an officer or director of the Company, who provides services (other than as an Employee) to the Company or a parent or subsidiary thereof is referred to herein as a "Non-Employee Service Provider." Options may be granted under this Plan to any Employee. Nonstatutory stock options (as defined in subparagraph 5(a) below) also may be granted to any Non-Employee Service Provider. The Employees and Non-Employee Service Providers to whom options may be granted pursuant to this paragraph 4 are referred to herein as "Eligible Participants."

                  5. Terms and Conditions of Options.

                     (a) General. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine. In determining the Eligible Participants to whom options shall be granted and the number of Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Unless the Committee specifically directs otherwise, the date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an Employee is to be considered an "incentive stock option" (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any amendment thereto) or a nonstatutory stock option (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same Employee. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 7 below) of Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options. Notwithstanding the foregoing, no incentive stock option may be granted under this Plan unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan.

                     (b) Purchase Price. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee, subject, however, to the remainder of this subparagraph 5(b). For nonstatutory stock options, such purchase price shall be no less than 85% of the Fair Market Value of a Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an Employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

                     (c) Vesting. Unless an option is terminated as provided hereunder, an optionee may exercise his option for up to, but not in excess of, the amount of shares that have vested according to the applicable option agreement based on the optionee's number of years of continuous service with the Company or a parent or subsidiary from the date on which the option is granted. In the case of an optionee who is an Employee, continuous service shall mean continuous employment; in the case of an optionee who is a Non-Employee Service Provider, continuous service shall mean the continuous provision of services. In applying said limitations, the amount of shares, if any, previously purchased by the optionee under the option shall be counted in determining the amount of shares the optionee can purchase at any time. The Committee shall be free to specify other terms and conditions in its discretion.

                     (d) Termination. Each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

                          (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

                          (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 10(b) or 10(c), whichever is applicable (provided that the Committee may, in any option agreement provided for in paragraph 6 or by Committee action with respect to any outstanding option, extend the periods specified in paragraph 10(b) and 10(c)); or

                          (iii) the date, if any, fixed for termination or cancellation pursuant to paragraphs 11 or 12 below.

                  6. Option Agreements. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, (i) designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options, and (ii) designate the times that the options granted thereunder shall vest.

                  7. Fair Market Value. For purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 7, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

                  8. Manner of Exercise. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Secretary, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

                  9. Tax Withholding. Delivery of Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any option agreement provided for in paragraph 6 (or provide by Committee action with respect to any outstanding option) that a person exercising an option may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or through a subsequent return to the Company of Shares delivered to the person exercising the option (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

                  10.  Transferability and Termination of Employment.

                       (a) Transferability. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan. No option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution.

                       (b) Termination of Employment During Lifetime. During the lifetime of an optionee, an option may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

                            (i) an option shall continue to be exercisable for three months after termination of the optionee's employment but only to the extent that the option was exercisable immediately prior to such optionee's termination of employment; and

                            (ii) in the case of an optionee who is disabled (as hereinafter defined) while employed, such optionee or his or her legal representative may exercise the option within one year after termination of such optionee's employment.

                       (c) Termination Upon Death. With respect to an optionee whose employment terminates by reason of death, any option held by such optionee at the time of death may be exercised by such optionee's legal representatives, heirs or legatees, but only within one year after the death of such optionee.

                       (d) Vesting Upon Disability or Death. In the event of the disability (as hereinafter defined) or death of an optionee, any option or portion thereof held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased individual shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability or death. "Disability" of an optionee shall have the meaning given to such term in Section 22(e)(3) of the Code. "Disabled," with respect to any optionee, shall mean that such optionee has incurred a disability.

                       (e) Transfers and Leaves of Absence. Neither the transfer of employment of a person to whom an option is granted between any combination of the Company and a parent or subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" and "subsidiary" as used in this Plan shall have the meanings ascribed to "parent corporation" and "subsidiary corporation" respectively in Sections 424(e) and (f) of the Code.

                       (f) Right to Terminate Employment. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee holding an option any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee's employment at any time.

                       (g) Expiration Date. In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

                  11. Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the right, but not the obligation, to cancel options outstanding as of the effective date of Acquisition, whether or not such options are then exercisable, in return for payment to the optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the option. In estimating the Spread, appropriate adjustments to give effect to the existence of the options shall be made, such as deeming the options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than fifty percent (50%) of the issued and outstanding shares of Stock of the Company. The Company shall have such a right regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including, but not limited to, taxes payable by the Company before the liquidation can be completed.

         Where the Company does not exercise its right under this paragraph 11, the provisions of paragraph 12 shall govern, to the extent applicable.

                  12.  Dissolution, Liquidation, Merger.

                       (a) Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled in such merger or consolidation.

                       (b) Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger, or consolidation. However, the optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the optionee the rights and benefits of the option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger or consolidation to exercise any unexercised options whether or not then vested, subject to the provisions of this Plan. The Committee shall have absolute and uncontrolled discretion to determine whether the optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the optionee the rights and benefits of the option outstanding hereunder. In any event, any Substitute Option for an incentive stock option shall comply with the requirements of Section 424(a) of the Code. All provisions of this Plan applicable to options shall also apply to Substitute Options.

                  13. Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

                  14. Stock Appreciation Rights. The Committee may, under such terms and conditions as it deems appropriate, and in its sole discretion, authorize the surrender by an optionee who is not a director of the Company, unless such person is also an Employee of the Company, of all or part of an unexercised option and authorize a payment in consideration thereof of an amount equal to the difference obtained by subtracting the exercise price of the Shares then subject to exercise under such option from the fair market value of the stock represented by such Shares on the date of surrender, provided that the Committee determines that such settlement is consistent with the purpose of the Plan and provided, further, that no such right shall be exercisable during the six (6) month period following the grant thereof. Such payment may be made in Shares valued at their fair market value on the date of surrender of such option or in cash, or partly in Shares and partly in cash. Acceptance of such surrender and the manner of payment shall be in the discretion of the Committee.

                  15.  Compliance With Legal Requirements.

                       (a) General. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

                       (b) Rule 16b-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  16. Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Colorado and construed accordingly.

                  17. Amendment and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with Exchange Act Rule 16b-3 or applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

                  18.  Term.

                       (a) Effective Date. This Plan shall be effective as of August 16, 1996.

                       (b) Termination. This Plan shall remain in effect until
         (i) all Shares subject to it are distributed or (ii) this Plan is terminated under paragraph 17 above. No award of an incentive stock option shall be made under this Plan more than ten years after the effective date of this Plan (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

                  19. No Obligation to Exercise. The granting of an option shall impose no obligation upon the holder thereof to exercise such option.